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                                                                   EXHIBIT 99(b)

                      REVOCABLE PROXY/VOTING AUTHORIZATION

                            NORTHEAST FEDERAL CORP.

                             50 STATE HOUSE SQUARE
                          HARTFORD, CONNECTICUT 06103

     This Proxy/Voting Authorization is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Kirk W. Walters and David W. Clark, Jr., and each of them, each with full power of substitution, proxies of the undersigned to vote, as designated herein, all the shares of Common Stock of Northeast Federal Corp. held of record by the undersigned on February 10, 1995, at the Special Meeting of Stockholders to be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut on March 17, 1995, at 10:00 a.m., including any adjournments thereof, on all matters as may properly be brought before said meeting or any adjournments thereof.

                                (Continued and to be signed on the reverse side)

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                                       / /  Please mark votes as in this example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1. To approve and adopt the Agreement and Plan of Merger, dated as of June 11, 1994, by and between Shawmut National Corporation ("Shawmut") and Northeast Federal Corp. ("Northeast"), and each of the transactions contemplated thereby, including the merger of Northeast with and into a wholly-owned subsidiary of Shawmut, pursuant to which, among other things, Northeast stockholders will become Shawmut stockholders.

            FOR                   AGAINST                 ABSTAIN
            / /                     / /                     / /

2. In their discretion upon such other business as may come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). On matters for which you do not specify a choice, your shares will be voted for Proposal 1. If any other matters are presented at the meeting, this proxy will be voted by the person(s) named in this proxy in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

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                                            SIGNATURE OF STOCKHOLDER

                                            DATED:
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                                            SIGNATURE OF STOCKHOLDER

                                            DATED:
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                                            Please sign exactly as your name
                                            appears on this Proxy. If stock is
                                            held jointly, each owner should
                                            sign. Persons signing in a
                                            representative capacity should give
                                            their title.

        PLEASE RETURN PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

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